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                                                               EXHIBIT 99.(E)(3)


                   AMENDED AND RESTATED DISTRIBUTION CONTRACT


        THIS AMENDED AND RESTATED DISTRIBUTION CONTRACT (this "Agreement"), dated this ___ day of____________, 2001, between WM Variable Trust, a Massachusetts business trust (the "Trust"), on behalf of each of its series which are listed on the signature page of this Agreement (each a "Fund" and collectively the "Funds"), and WM Funds Distributor, Inc., a Washington corporation doing business at Gold River, California, herein sometimes referred to as the "Distributor."

                                    RECITALS

        WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and the Funds are separate series of the Trust;

        WHEREAS, each Fund and the Distributor desire to enter into an agreement that sets forth standard terms and conditions for distribution and other services for Trust's Class 1 shares and Class 2 shares (collectively, the "Shares"); the shareholders of each Fund are and will be separate accounts in unit investment trust form ("Eligible Separate Accounts") of insurance companies, portfolios holding interests in such Funds in connection with asset allocation programs or qualified retirement plans ("Plans");

        WHEREAS, variable annuity and insurance product ("Variable Products") net premiums and considerations will be allocated to Eligible Separate Accounts for investment in each Fund, and contributions of Plans will be invested in each Fund;

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1. APPOINTMENT. The Trust hereby affirms the appointment of WM Funds Distributor as the agent for distribution of Shares and grants the Distributor the right to sell Shares on behalf of each Fund and on terms set forth in this Agreement. The Distributor accepts such appointment and agrees to render the services herein set forth for the payments herein provided (including reimbursement of expenses).

        2. CONFLICTS PROCEDURES. The Trust has approved a Memorandum of "Procedures for Monitoring Potential Conflicts Among Shareholders" (the "Procedures"). This Distribution Contract shall be subject to the provisions of the Procedures, the terms of which are incorporated herein by reference, made a part hereof and controlling. The Procedures may be amended or superseded, without prior notice, and this Agreement shall be deemed amended to the extent the Procedures are amended or superseded. The Distributor represents and warrants that it will act in a manner consistent with such Procedures as so set forth and as they may be amended or superseded, so long as it is the distributor of the Shares. This provision shall survive the termination of this Agreement.
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        3. PARTICIPATION AGREEMENTS. The Distributor is hereby authorized, from time to time, to enter into separate written agreements ("Participation Agreements" or, individually, a "Participation Agreement"), on terms and conditions not inconsistent with this Agreement, with Plans and with insurance companies which have Eligible Separate Accounts and which agree to participate in the distribution of Trust Shares, directly or through affiliated broker-dealers (collectively, with the insurance companies the "Participating Insurance Companies"), by means of distribution of Variable Products and to use their best efforts to solicit applications for Variable Products. Each Participation Agreement shall be entered into jointly with the Plan or the Participating Insurance Company and the Eligible Separate Account, as appropriate. Such Participating Insurance Companies and their agents or representatives soliciting applications for Variable Products shall be duly and appropriately licensed, registered or otherwise qualified for the sale of Variable Products under any applicable insurance laws and any applicable securities of one or more states or other jurisdictions in which Variable Products may be lawfully sold. Each such Participating Insurance Company shall be both registered as a broker-dealer under the Securities Exchange Act and a member of the NASD. Each Plan and Participating Insurance Company shall agree to comply with all laws and regulations, whether federal or state, and whether relating to insurance, securities or other general areas, including but not limited to the record-keeping and sales supervision requirements of such laws and regulations.

        4. DELIVERY OF DOCUMENTS. The Trust and/or each Fund has furnished the Distributor with copies of:

                   (a) Agreement and Declaration of Trust and all amendments
               thereto for the Trust (as amended from time to time, the "Declaration of Trust");

                   (b) Bylaws and all amendments thereto for the Trust (as
               amended from time to time, the "Bylaws"); and

                   (c) The Trust's registration statement, prospectus and
               statement of additional information, then in effect (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act.

        From time to time, the Trust will furnish the Distributor with current copies of all amendments or supplements to the foregoing, if any, and all documents, notices and reports filed with the Securities and Exchange Commission (the "SEC") and will make available, upon request, evidence of payment of registration fees imposed from time to time by the States in which securities of each Fund are sold by the Distributor.

        5. DUTIES OF THE DISTRIBUTOR. The Distributor shall provide each Fund with the benefit of its best judgment, efforts and facilities in rendering its services as the Distributor. The Distributor will act as the exclusive Distributor of the Trust's Shares, subject to the supervision of the Trust's Board of Trustees and the following understandings: (i) the Trust's Board of Trustees shall be responsible for and control the conduct of each Fund's affairs; (ii) in all matters relating to the performance of this Agreement, the Distributor will act in conformity with the Declaration of Trust and Bylaws of the Trust and the Registration Statement of each Fund and with the instructions and directions of the Trust's Board of Trustees; and (iii) the


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Distributor will conform to and comply with applicable requirements of the 1940
Act, the 1933 Act and all other applicable federal or state laws and regulations. In carrying out its obligations hereunder, the Distributor shall:

                   (a) Provide to the Trust's Board of Trustees, at least
               quarterly, a written report of the amounts expended in connection with all distribution services rendered pursuant to this Agreement, including an explanation of the purposes for which such expenditures were made; and

                   (b) Take, on behalf of each Fund, all actions which appear to be necessary to carry into effect the distribution of each Fund's Shares as provided in paragraph 6.

        6. DISTRIBUTION OF SHARES. It is mutually understood and agreed that the Distributor does not undertake to sell all or any specific portion of the Shares. The Trust shall not sell any of its Shares except through the Distributor. Notwithstanding the provisions of the foregoing sentence:

                   (a) The Distributor may, and when requested by the Trust,
               shall, suspend its efforts to effectuate sales of the Shares at any time when in the opinion of the Distributor or of the Trust no sales should be made because of a need to revise a Registration Statement, or because of market or other economic considerations or abnormal circumstances of any kind. Either party in its sole discretion may reject orders for the purchase of such Shares;

                   (b) The Trust may withdraw the offering of its Shares (i) at any time with the consent of the Distributor or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction;

                   (c) Purchases and redemptions of Shares shall be at the net asset value of the appropriate class of the appropriate Fund, computed as set forth in the most recent Prospectus and Statement of Additional Informations relating to the Trust contained in its Registration Statement on Form N-1A, File No. 33-57732, or any amendments thereto, and any supplements thereto ("Registration Statement"). Trust Shares may not be sold or transferred except to an Eligible Separate Account, a Plan or a Fund with the prior approval of the Trust's Board of Trustees.

                   (d) The Distributor is not authorized by the Trust to provide any information or to make any representations other than those contained in the appropriate Registration Statement, or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor's use. This shall not be construed to prevent the Distributor from preparing and distributing sales literature or other material as it may deem appropriate.

        7. COMPENSATION. Except as provided in the second paragraph of this
Section 7, the Trust shall not pay any compensation to the Distributor for services as principal


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underwriter herein, nor shall the Trust reimburse the Distributor for any expenses related to such services. The Distributor may, but need not, pay or charge other Participating Insurance Companies pursuant to agreements as described in 3.

        The Trust will pay the Distributor in consideration of its services in connection with the distribution of Class 2 shares of each Fund a fee, accrued daily and paid monthly, at an annual rate of 0.25% of the average daily net asset value of such Class 2 shares of such Fund (the "Distribution Fee"). The Distributor may direct the Trust to pay any part or all of the Distribution Fee payable to the Distributor in respect of any Class 2 shares of any Fund directly to persons providing funds to the Distributor to cover or otherwise enable the incurring of expenses associated with distribution services, and the Trust agrees to accept and to comply with such direction.

        8. EXPENSES. The expenses connected with distribution shall be allocable between the Trust and the Distributor as follows:

                   (a) The Distributor shall furnish the services of personnel to the extent that such services are required to carry out its obligations under this Agreement.

                   (b) The Trust assumes and shall pay or cause to be paid the following expenses incurred on its behalf:

                   Registration of Shares including the expense of printing and distributing prospectuses to existing shareholders; expenses incurred for maintaining the Trust's or Fund's existence, taxes and expenses related to portfolio transactions; charges and expenses of any registrar, custodian or depository for portfolio securities and other property, and any stock transfer, dividend or account agent or agents; all taxes, including securities issuance and transfer taxes, and fees payable to federal, state or other governmental agencies; costs and expenses in connection with the registration and maintenance of registration of the Trust and its Shares with the SEC and various states and other jurisdictions (including filing fees, legal fees and disbursements of counsel); expenses of shareholders' and directors' meetings and preparing, printing, and mailing of proxy statements and reports to shareholders; fees and travel expenses of directors who are not "interested persons" as that term is defined in the 1940 Act; expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in Shares or in cash; charges and expenses of any outside service used for pricing of the Trust's Shares; fees and expenses of legal counsel and of independent accountants; membership dues of industry associations; postage (excluding postage for promotional and sales literature); insurance premiums on property of personnel (including, but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Trust's operation unless otherwise explicitly provided herein.


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                   (c) The Distributor will bear all expenses incurred in
               connection with its performance of the services described herein and the incurring of distribution expenses under this Agreement. For purposes of this Agreement, "distribution expenses" of the Distributor shall mean all expenses borne by the Distributor which represent payment for activities primarily intended to result in the sale of Trust Shares.

        8. NON-EXCLUSIVITY. The services of the Distributor are not exclusive and the Distributor shall be entitled to render distribution or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers of the Distributor may serve as officers or trustees of the Trust, and that officers or trustees of the Trust may serve as officers of the Distributor to the extent permitted by law; and that officers of the Distributor are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or corporation, including other investment companies and broker/dealers.

        9. TERM AND APPROVAL. This Agreement shall become effective as of the date first above written for an initial period of two years, and shall continue in force and effect from year to year thereafter, provided that, with respect to the Trust or the Trust Shares, such continuance is specifically approved at least annually:

                   (a) By the Trust's Board of Trustees, including the
               affirmative vote of a majority of the Board of Trustees of the Trust who are not (i) parties to this Agreement, (ii) interested persons of any such party (as defined in Section 2(a)(19) of the 1940 Act), or (iii) persons having a direct or indirect financial interest in the operation of this Agreement or any agreement related to this Agreement (the "Qualified Trustees") by votes cast in person at a meeting called for the purpose of voting on such approval, or

                   (b) By the vote of a majority of the outstanding voting
               securities of the Fund (as defined in Section 2(a)(42) of the 1940 Act).

        10. TERMINATION. This Agreement may be terminated, with respect to any Fund or class of Shares, at any time, without the payment of any penalty, on sixty (60) days' written notice, by vote of the Board of Trustees of the Trust, or by a vote of a majority of the Qualified Trustees, or by a vote of a majority of the outstanding voting securities of the Fund (as defined in Section 2(a)(42) of the 1940 Act), or by the Distributor on sixty (60) days' written notice to the Fund. Termination of this Agreement with respect to any class of Shares of any Fund shall not cause this Agreement to terminate with respect to the other class of Shares of such Fund or any Shares of any other Fund. The notice provided for herein may be waived by either party. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning set forth in Section (a)(4) of the 1940 Act.

        11. REPRESENTATIONS AND WARRANTIES. The Trust represents and warrants to the Distributor that any registration statement, prospectus and statement of additional information, when such Registration Statement becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and


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regulations of the SEC; that all statements of fact contained in any registration statement, prospectus or statement of additional information will be true and correct when such Registration Statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Distributor may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of the Distributor's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen (15) days after receipt by the Trust of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

        12. AMENDMENTS. This Agreement may be amended, with respect to any Fund or class of Shares, by the parties hereto only if such amendment is specifically approved (i) by the Board of Trustees of the Trust or by the vote of majority of outstanding voting securities of the Fund, and (ii) by a majority of the Qualified Trustees, which vote must be cast in person at a meeting called for the purpose of voting on such approval.

        13. INDEMNIFICATION.

                   (a) The Trust authorizes the Distributor and any dealers with whom the Distributor has entered into dealer agreements to use any prospectus or statement of additional information furnished by the Trust from time to time, in connection with the sale of Shares of each Fund. The Trust agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its officers and directors, or any such controlling person, may incur under the 1933 Act, the 1940 Act or common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any statement of additional information, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information, or necessary to make the statements in any of them not misleading; provided, however, that the Trust's agreement to indemnify the Distributor, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any statements or representations made by the Distributor or its


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               representatives or agents other than such statements and
               representations as are contained in any registration statement, prospectus or statement of additional information and in such financial and other statements as are furnished to the Distributor pursuant to paragraph 2 hereof; and further provided that the Trust's agreement to indemnify the Distributor and the Trust's representations and warranties shall not be deemed to cover any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the Distributor's reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify the Distributor, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust's being notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office stated herein and sent to the Trust by the person against whom such action is brought, within ten (10) days after the summons or other first legal process shall have been served. The failure so to notify the Trust of any such action shall not relieve the Trust from any liability that the Trust may have to the person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of the Trust's indemnity agreement contained in this paragraph 13(a). The Trust's indemnification agreement contained in this paragraph 13(a) and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of its several officers and directors and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or trustees in connection with the issuance and sale of any Shares.

                   (b) The Distributor agrees to indemnify, defend and hold the
               Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Trust, its officers or trustees or any such controlling person may incur under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any unauthorized sales literature, advertisements, information, statements or representations or (b) any untrue or allegedly untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust and used in the answers to any of the items of the Registration Statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission or alleged omission to state a material fact in connection with such information furnished in writing by the Distributor to the Trust and required to be stated in such answers or necessary to make such information not misleading. The Distributor's


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               agreement to indemnify the Trust, its officers and trustees, and any such controlling person, as aforesaid, is expressly conditioned upon the Distributor being notified of any action brought against the Trust, its officers or trustees, or any such controlling person, such notification to be given by letter or telegram addressed to the Distributor at its principal office as stated herein and sent to the Distributor by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability that the Distributor may have to the Trust, its officers or trustees, or to such controlling person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of the Distributor's indemnity agreement contained in this paragraph 13(b). The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against the Distributor or any of its officers or directors in connection with the issuance and sale of any Shares.

                   (c) In case any action shall be brought against any
               indemnified party under paragraphs 13(a) or 13(b) hereof, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than (a) reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the indemnified party shall have concluded reasonably that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

        14. LIABILITY OF THE DISTRIBUTOR. In the performance of its duties hereunder, the Distributor shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but the Distributor shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of the Distributor or reckless disregard by the Distributor of its duties under this Agreement.

        15. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust shall be 1201 Third Avenue, Seattle, WA 98101, and the address of the Distributor shall be 12009 Foundation Place, Suite 350, Gold River, CA 95670.

        16. DECLARATION OF TRUST AND LIMITATION OF LIABILITY. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by an officer of the Trust on behalf of the trustees of the Trust, as trustees and not individually, on further behalf of


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each Fund, and that the obligations of this Agreement with respect to each Fund shall be binding upon the assets and properties of the Fund only and shall not be binding upon the assets and properties of any other Fund or series of the Trust or upon any of the trustees, officers, employees, agents or shareholders of the Fund or the Trust individually.



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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.

                                      WM VARIABLE TRUST, on behalf of its series
                                      STRATEGIC GROWTH PORTFOLIO
                                      CONSERVATIVE GROWTH PORTFOLIO
                                      BALANCED PORTFOLIO
                                      CONSERVATIVE BALANCED PORTFOLIO
                                      FLEXIBLE INCOME PORTFOLIO
                                      SHORT TERM INCOME FUND
                                      U.S. GOVERNMENT SECURITIES FUND
                                      INCOME FUND
                                      MONEY MARKET FUND
                                      EQUITY INCOME FUND
                                      GROWTH & INCOME FUND
                                      GROWTH FUND OF THE NORTHWEST
                                      GROWTH FUND
                                      MID CAP STOCK FUND
                                      SMALL CAP STOCK FUND
                                      INTERNATIONAL GROWTH FUND



                                      By:_______________________________________
                                         Name:     William G. Papesh
                                         Title:    President

Attest:


By:______________________________
    Name:  Monte D. Calvin
    Title:    Treasurer

                                      WM FUNDS DISTRIBUTOR, INC.


                                      By:_____________________________
                                         Name:     William G. Papesh
                                         Title:    President

Attest:


By:______________________________
    Sharon L. Howells
    Secretary


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